UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2022

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Overview

On January 28, 2022, Trulieve Cannabis Corp. (the “Company”) issued an additional U.S. $75 million aggregate principal amount of its 8.0% senior secured notes due October 6, 2026 (the “Additional Notes”). The Additional Notes were issued at a price of U.S. $1,000 plus accrued but unpaid interest from October 6, 2021 to but excluding January 28, 2022 in the amount of U.S. $24.9863 per U.S. $1,000 principal of Additional Notes. Other than the issue price, the Additional Notes have identical terms as the U.S. $350 million aggregate principal amount of the Company’s 8.0% senior secured notes due 2026 issued on October 6, 2021 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The outstanding aggregate principal amount of the Notes, after the issuance of the Additional Notes, is U.S. $425 million.

The Notes were issued pursuant to a trust indenture dated as of June 18, 2019 (the “Base Indenture”), as supplemented by a supplemental trust indenture dated as of October 6, 2021 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), by and between the Company and Odyssey Trust Company, as trustee (the “Trustee”).

The Notes bear interest at a rate of 8.0% per annum, payable semi-annually in arrears on April 6 and October 6 of each year after the date of issuance of the Notes, commencing on April 6, 2022 for the Additional Notes. Interest on the Notes will accrue from October 6, 2021. The Notes will mature on October 6, 2026, unless earlier redeemed or repurchased.

The offer and sale of the Additional Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under the laws of any other jurisdiction. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Additional Notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The Company intends to use the net proceeds of the issuance and sale of the Additional Notes for capital expenditures and other general corporate purposes.

Guarantees

The obligations of the Company under the Indenture and the Notes will be irrevocably and unconditionally guaranteed, jointly and severally, by the Restricted Subsidiaries (as defined in the Indenture). As of January 28, 2022, the only Restricted Subsidiary was Trulieve, Inc. (“Trulieve US”). Trulieve US, its successors and assigns in any form, will remain Restricted Subsidiaries under the Indenture throughout the term of the Notes. Within 90 days of each financial year end of the Company, the Company will designate any subsidiary accounting for at least 5% of the Company’s Consolidated EBITDA (as defined in the Indenture) as a Restricted Subsidiary. A guarantor will be released from its obligations under its guarantee upon the occurrence of certain events.

Ranking

The Notes are direct senior secured obligations of the Company. Accordingly, the Notes rank pari passu with the Company’s outstanding senior secured notes due 2024 and are senior to all of the Company’s existing and future unsecured indebtedness. The Notes are subordinated in right of payment only to any indebtedness that ranks senior to the Notes by operation of law.

Security

The Notes will initially be secured by a general security agreement over the assets of the Company (other than the shares of the Unrestricted Subsidiaries (as defined in the Indenture)) and a pledge of the shares of certain Restricted Subsidiaries of the Company. Holders of Notes will be entitled to a lien over the assets of the Restricted Subsidiaries in certain instances that will rank pari passu with any future liens, other than certain permitted liens.

Optional Redemption

At any time and from time to time prior to the date that is two years following the issue date of the Original Notes, the Company may redeem all or part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the applicable premium and accrued and unpaid interest on the outstanding principal amount of each Note called for redemption to the date of redemption.

At any time and from time to time on or after the date that is two years following the issue date of the Original Notes, the Company may redeem all or part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant payment date:

Year	Percentage
October 6, 2023 to October 6, 2024	104%
October 6, 2024 to October 6, 2025	102%
October 6, 2025 and thereafter	100%

At any time prior to the date that is two years following the issue date of the Original Notes, up to 35% of the Notes can be redeemed from the proceeds of a concurrent equity issuance at a redemption price of 108% plus accrued and unpaid interest on the outstanding principal amount of each Note called for redemption to the date of redemption.

Change of Control

In the event of a Change of Control (as defined in the Indenture), each holder will have the right to require that the Company purchase all or a portion of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to:

•	declare or pay dividends or make certain other payments;

•	purchase, redeem or otherwise acquire or retire for value any equity interests or otherwise make any restricted payments;

•	conduct certain asset sales;

•	make certain restricted investments;

•	incur certain indebtedness;

•	grant certain liens;

•	enter into certain transactions with affiliates;

•	dispose of material permits; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

These covenants are subject to a number of other limitations and exceptions as set forth in the Indenture.

Events of Default

The Indenture provides for events of default which, if certain of them occur, would permit the Trustee or the holders of at least 51% in aggregate principal amount of the then-outstanding Notes to declare the principal of, and interest or premium, if any, and any other monetary obligations on, all the then-outstanding Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture, and the Notes, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 28, 2022, the Company issued a press release announcing the closing of the private placement of the Additional Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Trust Indenture, dated as of June 18, 2019, between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 (File No. 333-252052))

4.2	Supplemental Trust Indenture, dated as of October 6, 2021, between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 000-56248))

4.3	Form of 2026 Note (included in Exhibit 4.2)

99.1	Press release dated January 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: January 31, 2022